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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  July 17, 2003
                            (Date of report; date of
                            earliest event reported)


                         Commission file number: 1-3754


                      GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


                   Delaware                                38-0572512
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                             200 Renaissance Center
                         P.O. Box 200 Detroit, Michigan
                                   48265-2000
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (313) 556-5000
              (Registrant's telephone number, including area code)









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Item 9.  Regulation  FD  Disclosure  (Information  Furnished  in this  Item 9 is
Furnished under Item 12)

In accordance with Securities and Exchange Commission Release No. 33-8126, the following information, which is intended to be furnished under Item 12, "Results of Operations," is instead being furnished under Item 9, "Regulation FD Disclosure."

                    GMAC SECOND QUARTER 2003 EARNINGS SUMMARY


General Motors Acceptance Corporation (GMAC) recorded its highest quarterly earnings ever in the second quarter of 2003, in large part due to record results at the Mortgage Group. Consolidated net income of $834 million was up $403 million from the $431 million earned in the same quarter of 2002.

For the quarter, net income from financing operations totaled $396 million, up $49 million from the $347 million earned in the prior year. The increase reflects lower credit loss provisions, which more than offset the unfavorable impact of lower net interest margins and continued weakness in lease termination values.

GMAC Insurance Holdings, Inc. generated net income of $23 million in the second quarter of 2003, down $3 million from the same period in 2002. While underwriting income increased, earnings were adversely affected by a write-down of certain investment security issues that have not sufficiently recovered in value during the recent strengthening in equity markets.

GMAC Mortgage Group, Inc. achieved another record quarter with earnings of $415 million, reflecting exceptionally strong origination volume in the residential sector and continued strong results at the commercial mortgage operations. Earnings were up $357 million compared to the second quarter last year, when results were negatively impacted by considerably higher write-downs of mortgage servicing rights.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                     (Registrant)



Dated:        July 17, 2003          /s/  William F. Muir
              ----------------       -------------------------------------
                                     William F. Muir
                                     Executive Vice President,
                                     Chief Financial Officer and Director


Dated:        July 17, 2003          /s/  Linda K. Zukauckas
              ----------------       -------------------------------------
                                     Linda K. Zukauckas
                                     Controller and Principal Accounting Officer